040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20130519128-12
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/06/2013 2:17 PM
	Entity Number E0382372013-3

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	PACIFICORP INTERNATIONAL HOTEL MANAGEMENT INC.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ____ Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) NRAI CORPORATE SERVICES LLC Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity 311S. DIVISION ST. (Street Address) / CARSON CITY (City) / Nevada / 89703 (Zip Code) 311S. DIVISION ST. (Mailing Address (if different from street address)) / CARSON CITY (City) / Nevada / 89703 (Zip Code)
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75000000 Par value per share: $ 0.0010 Number of shares *without par value:* 1000000
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) JUN Y LIN-SEE ATTACHED (Name) 24C SHENG HANG COURT, ZHONG YIN GARDEN FUT (Street Address) / SHENZHEN CITY, GUANG, CHN (City) / CH (State) / PRC (Zip Code) 2) ____ (Name) ____ (Street Address) / ____ (City) / ____ (State) / ____ (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	VINCENT & REES LC (Name) X VINCENT & REES LC (**Incorporator Signature**) 175 S MAIN STREET, 15TH FLOOR (Address) / SALT LAKE CITY (City) / UT (State) / 84111 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X NRAI CORPORATE SERVICES LLC 8/6/2013 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	PACIFICORP INTERNATIONAL HOTEL MANAGEMENT INC.

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	NRAI CORPORATE SERVICES LLC
STREET ADDRESS:	311S. DIVISION ST., CARSON CITY, NV 89703
MAILING ADDRESS:	311S. DIVISION ST., CARSON CITY, NV 89703

ADDITIONAL	Directors/Trustees
Name: JUN Y LIN	
Address: 24C SHENG HANG COURT, ZHONG YIN GARDEN FUTIAN DISTRICT	
City: SHENZHEN CITY, GUANG, CHN	
State: CH	
Zip Code: PRC	